EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS: Corporate Contact:
          John Carlson, Exec VP & CFO
          480-505-4869

                          Alanco Third Quarter Results
             -------------------------------------------------------
             Gross Profits Increase 68% - Operating Loss Narrows 69%


(Scottsdale, AZ - May 18, 2010) - Alanco Technologies, Inc., (NASDAQ: ALAN), a leading provider of wireless tracking and asset management solutions, today announced that sales from continuing operations for its third quarter ended March 31, 2010 increased slightly to $3,825,800, versus $3,758,000 for the comparable quarter of the prior year. Gross profit for the quarter increased to $1,637,400, a 68% increase over the prior year third quarter. Gross margins in the third quarter improved from 26% in the prior year period to 42%. The significant gross margin improvement was due primarily to reduced warranty costs and the prior year completion of low margin hardware shipments required to convert several major customers from analog to digital communication networks. Alanco's EBITDA (Loss) for the three months ended March 31, 2010 was reduced to ($100,400), an 85% improvement compared to the loss of ($698,100) reported for the three months ended March 31, 2009.

The Operating Loss (continuing operations) for the third quarter ended
March 31, 2010 narrowed to ($232,600), a decrease of 69% compared to ($759,700) in the prior year third quarter. Loss from continuing operations for the quarter ended March 31, 2010 decreased $440,000, or 46.3%, to ($510,800) compared to ($950,800) for the prior year quarter.

The Company's Loss from Discontinued Operations for the third quarter increased to ($510,000) compared to the prior year's third quarter Loss from Discontinued Operations of ($56,900). The increase in loss was attributable primarily to a reduction in revenues of the Company's RFID Technology segment and a loss on sale of Data Storage assets.

Robert R. Kauffman, Alanco Chairman and CEO, commented, "We believe that our fiscal third quarter's significant improvement will mark the final transition towards our goal of a complete and sustained profitability turnaround for the Company's continuing operations. As we are beginning to experience the transportation industry responding to the national economic recovery, increasing demand for our refrigeration transport monitoring services is resulting in strong pipeline sales activity and an increasing shipment backlog indicating that we can achieve record sales and profitability results in our current fourth quarter, ending June 30, 2010."

Comparisons of operating results for the nine-months ended March 31, 2010 and 2009 are presented below as Schedule I. For additional discussion of the Company's current financial results, please see the Form 10-Q the Company filed with the Securities and Exchange Commission on May 17, 2010.

Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. For more information, visit the Alanco website at www.alanco.com or StarTrak Systems at www.startrak.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

                                   SCHEDULE I
                            Alanco Technologies, Inc.
                  Condensed Consolidated Financial Information
                                   (Unaudited)

                                Three months ended        Nine months ended
                                     March 31,                 March 31,
                                 2010         2009        2010          2009
                             -----------  -----------  -----------   -----------
NET SALES                   $ 3,825,800  $ 3,758,000  $10,430,000   $10,460,300
  Cost of Sales               2,188,400    2,784,100    5,935,500     7,739,500
                             -----------  -----------  -----------   -----------
Gross Profit                  1,637,400      973,900    4,494,500     2,720,800
                             -----------  -----------  -----------   -----------
Operating Expenses
  Selling, General &
    Administrative Expense    1,437,400    1,182,000    4,122,400     3,843,800
  Corporate Expense             227,100      309,100      657,700       616,100
  Amortization of
    stock-based compensation     72,500      113,100      311,400       339,400
  Depreciation and
    Amortization                133,000      129,400      403,100       365,800
                             -----------  -----------  -----------   -----------
    Total Operating Expenses  1,870,000    1,733,600    5,494,600     5,165,100
                             -----------  -----------  -----------   -----------

Operating Loss                 (232,600)    (759,700)  (1,000,100)   (2,444,300)

  Interest Expense, net        (277,400)    (190,600)    (657,300)     (702,700)
  Other Income (expense), net      (800)        (500)      (2,700)     (185,300)
                             -----------  -----------  -----------   -----------
Loss from Continuing
  Operations                   (510,800)    (950,800)  (1,660,100)   (3,332,300)

Loss from Discontinued
  Operations                   (510,000)     (56,900)  (1,616,400)(1)  (157,800)
                             -----------  -----------  -----------   -----------
Net Loss                     (1,020,800)  (1,007,700)  (3,276,500)   (3,490,100)

  Preferred Stock Dividends     (43,600)    (127,200)    (301,800)     (347,300)
                             -----------  -----------  -----------   -----------
Net Loss Attributable
  to Common Shareholders    $(1,064,400) $(1,134,900) $(3,578,300)  $(3,837,400)
                             ===========  ===========  ===========   ===========

(1) Includes a $325,000 impairment charge the Company recorded to reflect the anticipated reduced sales value of the Data Storage segment.



                                   SCHEDULE II
                            Alanco Technologies, Inc.
      EBITDA Reconciliation to Net Income (Loss) from Continuing Operations

                               3 months     3 months     9 months      9 months
                                ended        ended        ended         ended
                               March 31,    March 31,    March 31,     March 31,
                                 2010         2009         2010          2009
                             -----------  -----------  -----------   -----------
EBITDA before Stock-based
compensation and Corporate
Expense                     $   199,200  $  (208,600) $   369,400   $(1,308,300)

  Corporate Expense            (227,100)    (309,100)    (657,700)     (616,100)
  Stock-based compensation      (72,500)    (180,400)    (311,400)     (339,400)
                             -----------  -----------  -----------   -----------

EBITDA                         (100,400)    (698,100)    (599,700)   (2,263,800)

  Net interest expense         (277,400)    (190,600)    (657,300)     (702,700)
  Depreciation and
    amortization               (133,000)     (62,100)    (403,100)     (365,800)

                             -----------  -----------  -----------   -----------
NET LOSS FROM
  CONTINUING OPERATIONS     $  (510,800) $  (950,800) $(1,660,100)  $(3,332,300)
                             ===========  ===========  ===========   ===========

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